EXHIBIT 99.2

BOSTON THERAPEUTICS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information is based on the historical financial statements of Boston Therapeutics, Inc. (the “Company”) and CureDM Group Holdings LLC (“CureDM”), after entering into an agreement on February 12, 2018 to acquire CureDM. The notes to the unaudited pro forma condensed financial information describes the reclassifications and adjustments to the financial information presented.

The unaudited pro forma condensed combined balance sheet as of December 31, 2017 is presented as if the acquisition of CureDM had occurred on January 1, 2017. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2017 is presented as if the acquisition of CureDM had occurred at the beginning of the period presented.

The allocation of the purchase price used in the unaudited pro forma condensed combined financial information is based upon the respective fair values of the assets and liabilities of CureDM as of December 31, 2017.

The unaudited pro forma condensed combined financial information is not intended to represent or be indicative of the Company’s consolidated results of operations or financial position that the Company would have reported had the CureDM acquisition been completed as of the dates presented and should not be taken as a representation of the Company’s future consolidated results of operation or financial position.

The unaudited pro forma condensed combined financial statements do not give effect to the potential impact of current financial conditions, regulatory matters or any anticipated synergies, operating efficiencies or cost savings that may be associated with the acquisition. The unaudited pro forma condensed combined financial data also do not include any integration costs, cost overlap or estimated future transaction costs, except for fixed contractual transaction costs that the companies expect to incur as a result of the acquisition.

The historical financial information has been adjusted to give effect to events that are directly attributable to the Acquisition, factually supportable and, with respect to the statements of operations, expected to have a continuing impact on the results of the combined company. These unaudited pro forma combined financial statements should be read in conjunction with the historical financial statements and accompanying notes of CureDM (contained elsewhere in this Form 8-K) and the Company’s historical financial statements and accompanying notes, which were previously filed with the Securities and Exchange Commission. The adjustments that are included in the following unaudited pro forma combined financial statements are described in Note 3 below, which includes the numbered notes that are marked in those financial statements.

Boston Therapeutics, Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet

	Boston Therapeutics, Inc. December 31, 2017	CureDM Group Holdings LLC December 31, 2017	REF	Pro Forma Adjustments	Pro Forma Balance
ASSETS
Cash and cash equivalents	$137,279	$3,592		$—	$140,871
Accounts receivable	588	—		—	588
Prepaid expenses and other current assets	214,539	—		—	214,539
Inventory	38,541	—		—	38,541

Total current assets	390,947	3,592		—	394,539

Property and equipment, net	3,565	273		—	3,838
Intangible assets	439,286	234,122		—	673,408
Goodwill	69,782	—	(1)	2,313,277	2,383,059

Total assets	$903,580	$237,987		$2,313,277	$3,454,844

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities:
Accounts payable	$299,257	$164,207		$—	$463,464
Accrued expenses and other current liabilities	352,526	—	(2)	80,000	432,526
Deferred revenue	104,782	—		—	104,782
Convertible note payable – related party, net of discount	1,017,143	—		—	1,017,143
Convertible note payable, net of discount	1,207,291	—		—	1,207,291
Notes payable – related parties, current portion	277,820	—		—	277,820
Derivative liability, current portion	429,141	—		—	429,141

Total current liabilities	3,687,960	164,207		80,000	3,932,167

Warrant liability	1,099,200	—		—	1,099,200

Total liabilities	4,787,160	164,207		80,000	5,031,367

Contingent liability shares	—	—	(1)	1,137,057	1,137,057

Stockholders’ equity (deficit):
Preferred stock, $0.001 par value, 5,000,000 shares authorized:
Series A Preferred Stock, 150,000 shares authorized, 55,000 shares issued and outstanding	55	—		—	55
Common stock, $0.001 par value, 2,000,000,000 shares authorized, 64,437,163 shares issued and outstanding	64,437	—	(1)	25,000	89,437
Additional paid-in capital	15,862,980	—	(1)	1,225,000	17,087,980
Members Equity	—	73,780	(1)	(73,780)	—
Accumulated deficit	(19,811,052)	—	(2)	(80,000)	(19,891,052)

Total stockholders’ equity (deficit)	(3,883,580)	73,780		1,096,220	(2,713,580)

Total liabilities and stockholders’ equity (deficit)	$903,580	$237,987		$2,313,277	$3,454,844

See the accompanying notes to the pro forma condensed combined financial statements

Boston Therapeutics, Inc.

Unaudited Pro Forma Condensed Statement of Operations

	Boston Therapeutics, Inc. Year Ended December 31, 2017	CureDM Group Holdings LLC Year Ended December 31, 2017	REF	Pro Forma Adjustments	Pro Forma Balance

Revenue	$29,356	$1,907		$—	$31,263

Operating expenses:
Direct expenses	49,761	—		—	49,761
Research and development	177,646	135,708		—	313,354
Sales and marketing	23,906	—		—	23,906
General and administrative	1,043,699	363,843	(2)	80,000	1,487,542

Total operating expenses	1,295,012	499,551		80,000	1,874,563

Operating loss	(1,265,656)	(497,644)		(80,000)	(1,843,300)

Other (expenses) income:
Interest income	—	37		—	37
Interest expense	(1,656,343)	—		—	(1,656,343)
Financing costs	(125,664)	—		—	(125,664)
Loss on extinguishment of debt	(81,541)	—		—	(81,541)
Change in fair value of derivative liability	904,896	—			904,896
Change in fair value of warrant liability	639,435	—		—	639,435

Total other (expenses) income	(319,217)	37		—	(319,180)

Loss before provision for income taxes	(1,584,873)	(497,607)		(80,000)	(2,162,480)

Provision for income taxes	—	—		—	—

Net loss	$(1,584,873)	$(497,607)		$(80,000)	$(2,162,480)

Net loss per share- basic and diluted	$(0.03)				$(0.03)

Weighted average shares outstanding basic and diluted	51,467,103				76,467,103

See the accompanying notes to the pro forma condensed combined financial statements

1. BASIS OF PRO FORMA PRESENTATION

CureDM Group Holdings, LLC (“CureDM”) was incorporated under the laws of the State of Delaware on March 1, 2010.

The unaudited pro forma condensed combined balance sheet as of December 31, 2017 and the unaudited pro forma condensed statement of operations for the year ended December 31, 2017, are based on the historical financial statements of the Company and CureDM as of December 31, 2017 after giving effect to the Company’s acquisition of CureDM that was consummated on February 12, 2018 and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial information. The unaudited pro forma condensed combined balance sheet as of December 31, 2017 and statement of operations for year ended December 31, 2017 are presented as if the acquisition of CureDM had occurred on January 1, 2017.

The Company accounts for business combinations pursuant to Accounting Standards Codification ASC 805, Business Combinations. In accordance with ASC 805, the Company uses it best estimates and assumptions to accurately assign fair value to the assets acquired and the liabilities assumed at the acquisition date. Goodwill as of the acquisition date is measured as the excess of the purchase consideration over the fair value of the assets acquired and the liabilities assumed.

The fair values assigned to CureDM’s assets acquired and liabilities assumed are based on management’s estimates and assumptions. The estimated fair values of these assets acquired and liabilities assumed are considered preliminary and are based on the information that was available as of the date of acquisition. The Company believes that the information provides a reasonable basis for estimating the fair values of assets acquired and liabilities assumed, but is waiting for additional information, primarily related to estimated values, which are subject to change. The Company expects to finalize the valuation of the assets and liabilities as soon as practicable, but not later than one year from the acquisition date.

The unaudited pro forma condensed combined financial information is not intended to represent or be indicative of the Company’s consolidated results of operations or financial position that the Company would have reported had the CureDM acquisition been completed as of the dates presented, and should not be taken as a representation of the Company’s future consolidated results of operation or financial position.

The unaudited pro forma condensed combined financial information should be read in conjunction with the historical consolidated financial statements and accompanying notes of the Company included in the annual report on forms 10-K for the year ended December 31, 2017.

Accounting Periods Presented

For purposes of these unaudited pro forma condensed combined financial information, CureDM’s historical financial statements for the period from January 1, 2017 through December 31, 2017 have been aligned to more closely conform to the Company’s financial information, as explained below. Certain pro forma adjustments were made to conform CureDM’s accounting policies to the Company’s accounting policies as noted below.

Reclassifications

The Company reclassified certain accounts in the presentation of CureDM’s historical financial statements in order to conform to the Company’s presentation.

2. ACQUISITION OF CUREDM

On February 12, 2018, Boston Therapeutics, Inc. (the “Company”) entered into a Contribution Agreement dated January 1, 2018, with the members of CureDM Group Holdings, LLC, a limited liability company (“CureDM Group”), all of which except five are accredited investors (“CureDM Group Members”) pursuant to which the CureDM Group Members agreed to contribute 100% of the outstanding securities of CureDM Group in exchange for an aggregate of 47,741,140 shares of common stock of the Company (the “BTHE Contribution Shares”) of which 25,000,000 BTHE Contribution Shares were delivered at closing and 22,741,140 BTHE Contribution Shares (the “Milestone BTHE Shares”) shall be delivered in four equal tranches of 5,685,285 BTHE Contribution Shares each upon the achievement of specific milestone s (the “CureDM Group Contribution”).  The closing of the CureDM Group Contribution occurred on February 12, 2018.

On February 12, 2018, Loraine Upham was appointed as Chief Operating Officer. Except for the CureDM Group Contribution, Ms. Upham has not had direct or indirect material interest in any transaction or proposed transaction, in which the Company was or is a proposed participant, exceeding $120,000. In addition, the Company and Ms. Upham entered into an Executive Retention Agreement pursuant to which Ms. Upham was engaged as Chief Operating Officer with an annual salary of $200,000. However, Ms. Upham’s salary shall accrue until the Company has raised a minimum of $1,250,000. In addition, Ms. Upham received a stock option to purchase 4,000,000 shares of common stock under the Company’s Amended and Restated 2011 Stock Incentive Plan, vesting over three (3) years, one third on the first anniversary of the option grant date and the balance in equal quarterly installments. The exercise price of the initial tranche of options (1,333,334 shares) shall be $0.06 per share, the second tranche (1,333,333 shares) shall be $0.10 per share and the final tranche (1,333,333 shares) shall be $0.20 per share. The term of the options is five years.

A summary of consideration is as follows:

25,000,000 shares of the Company’s common stock	$1,250,000
22,741,140 contingency shares of the Company’s common stock	$1,137,057

The following summarizes the current estimates of fair value of assets acquired and liabilities assumed:

Assets acquired:
Cash	$3,592
Property and equipment	273
Goodwill	2,313,277
Intangibles	234,122
Liabilities assumed:
Accounts payable and accrued expenses	(164,207)
Net assets acquired	$2,387,057

The purchase price allocation for the above acquisitions is subject to further refinement as management completes its assessment of the valuation of certain assets and liabilities.

The Company accounts for acquisitions in accordance with the provisions of ASC 805-10. The Company assigns to all identifiable assets acquired a portion of the cost of the acquired net assets equal to the estimated fair value of such assets at the date of acquisition. The Company records the excess of the cost of the acquired net assets over the sum of the amounts assigned to identifiable assets acquired as goodwill.

The Company accounts for and reports acquired goodwill under Accounting Standards Codification subtopic 350-10, Intangibles-Goodwill and Other (“ASC 350-10”). In accordance with ASC 350-10, at least annually, the Company tests its intangible assets for impairment or more often if events and circumstances warrant. Any write-downs will be included in results from operations.

3. PRO FORMA ADJUSTMENTS

The following pro forma adjustments are included in the Company’s unaudited pro forma condensed combined financial information:

(1)	To record and align fair value of acquired assets and assumed liabilities and to record the preliminary estimate of goodwill for the Company’s acquisition of CureDM. The preliminary estimate of goodwill represents the excess of the purchase consideration over the estimated fair value of the assets acquired and the liabilities assumed and to eliminate CureDM’s historical members’ equity.

(2)	To adjust compensation pursuant to employment agreement entered into in connection with the Merger.